SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) or 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                TALX CORPORATION
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             (Exact name of Registrant as Specified in its Charter)

                                    Missouri
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                    (State of Incorporation or Organization)

                                   43-0988805
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                      (I.R.S. Employer Identification no.)

 1850 Borman Court, St. Louis, Missouri                                63146
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(Address of principal executive offices)                             (zip code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to general Instruction A(c)(1) please check the following box |_|

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. |_|

Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class               Name of Each Exchange on Which
           to be so Registered               Each Class is to be Registered
---------------------------------------  --------------------------------------
                   None                                   None

Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, $0.01 Par Value
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                                (Title of class)
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Item 1. Description of Registrant's Securities to be Registered

     The description of the Common Stock, par value $0.01 per share, of TALX Corporation (the "Registrant") set forth under the captions "Description of Capital Stock" and "Certain Charter and Bylaw Provisions" in the Prospectus filed by the Registrant with the Securities and Exchange Commission on August 28, 1996, as part of its Registration Statement on Form S-1 (Registration No. 333-10969) (the "Form S-1"), as amended from time to time, is hereby incorporated by reference in answer to this item.


Item 2.  Exhibits

     The following exhibits which have been filed as exhibits in the Form S-1 are hereby incorporated by reference as exhibits in answer to this item.

     1. Restated Articles of Incorporation of the Registrant (filed as Exhibit
        3.1 of the Form S-1).

     2. Form of Amended and Restated Articles of Incorporation (to be filed subsequent to completion of the Registrant's initial public offering) (filed as Exhibit 3.2 of the Form S-1).

     3. Bylaws of the Registrant (filed as Exhibit 3.3 of the Form S-1).

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
                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  October 2, 1996                    TALX CORPORATION


                                            By: /s/ Craig N. Cohen
                                                Name:  Craig N. Cohen
                                                Title: Chief Financial Officer

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